UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2008

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY	14614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 2, 2008, Document Security Systems, Inc. (the “Company”) received notice (“Notice”) from the NYSE Alternext Staff (the “Exchange”) indicating that the Company is below certain of the Exchange’s continued listing standards as set forth in the Exchange’s Company Guide (the “Company Guide”).

The Notice indicated that the Company had fallen below section 1003(a)(ii) of the Company Guide, which requires companies listed on the Exchange to maintain stockholders' equity of at least $4,000,000 if such company has sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years, and section 1003(a)(iii) which requires that companies maintain stockholders' equity of at least $6,000,000 if such issuer has sustained losses from continuing operations and/or net losses in its five most recent fiscal years.

Pursuant to the Company Guide, the Company was afforded the opportunity to submit a plan of compliance (the “Plan”) to the Exchange by January 2, 2009 that demonstrates the Company’s ability to regain compliance with sections 1003(a)(ii) and (iii) of the Company Guide by June 2, 2010. If the Company does not submit a Plan to the Exchange, or if the Exchange does not accept the Plan, the Company will be subject to delisting procedures as mandated by the Company Guide. The Company intends to submit a Plan to the Exchange. If the Exchange accepts the Plan, it will review the Company periodically to ensure compliance with the Plan.

On December 8, 2008, the Registrant issued a press release regarding the Notice, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document
99.1	Press Release of the Registrant dated December 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: December 8, 2008	By:	/s/ Patrick White
Patrick White
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of the Registrant dated December 8, 2008.